N-SAR Exhibit: Sub-item 77I
Legg Mason Partners Income Trust
Western Asset Municipal High Income SMASh Fund


In connection with the terms of offering of shares of Western Asset Municipal High Income SMASh Fund (the "Fund"), Registrant incorporates by reference the Fund's prospectus, Statement of Additional Information, Management Agreement and Subadvisory Agreement, and other related agreements thereto, as filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933, on post-effective Amendment No. 79 to Form N-1A, on November 20, 2012 (Accession No. 0001193125-12-477176).